[Form of transmittal letter to accompany other filed soliciting materials]

November 3, 1999

___________________________
___________________________
___________________________
___________________________

Re:	CACI Management Team Letter to Shareholders

Dear _____________________,

We believe you are interested in the future of CACI, so we wanted you to know that Alan Parsow, a former CACI director and dissident shareholder, has indicated his intent to nominate candidates for election to CACI's Board of Directors. He claims to be doing this to enhance shareholder value. We disagree with his premise. All of CACI's management team has signed the attached letter to this effect.

As both Chairman of the Board and CACI's largest individual shareholder with 830,514 shares, my attention is constantly focused on enhancing shareholder value. It is virtually all that I do. Both my duties of office and my own investment interests permit nothing less.

I believe that anyone interested in enhancing shareholder value should strongly support CACI's slate of Directors. The experience of CACI's slate makes them superbly qualified to take all appropriate actions to enhance shareholder value, no matter whether this means following our proven plan of building the company, or if the strategic decision is made, selling it instead. I also believe over the past year this Board had done a remarkable job in both protecting and enhancing CACI shareholder value.

In contrast, as the enclosure indicates, Parsow's record is one of shortsighted self-interest. His shortsighted plan to sell CACI has been a broken record. In fact, so narrow and obvious that the rest of CACI's Board overwhelmingly refused to re-nominate him in 1997. Please take special note that in the past Parsow has twice prevailed upon our Board to make a Greenmail payment to him. The Board steadfastly refused his Greenmail overtures.

CACI's management team and Board know CACI's business, its potential, and its value. We look forward to your support and best wishes in this election.

Sincerely,

        /s/

J. P. London

[Form of transmittal letter to accompany other filed soliciting materials]

November 3, 1999

___________________________
___________________________
___________________________
___________________________

Re:	CACI Management Team Letter to Shareholders

Dear _____________________,

As you may know, Alan Parsow, a former CACI director and dissident shareholder, has indicated his intent to nominate candidates for election to CACI's Board of Directors. Parsow claims to be doing this to enhance shareholder value. We disagree with his premise. All of CACI's management team has signed the enclosed letter to this effect.

The M&A Report that I earlier faxed to you suggested that your firm had already committed to support Parsow's slate of director candidates, who are seeking to take control of the Company without any control premium, specific business plan, or commitment to our shareholders. I found this report with your name on it disturbing and was grateful to hear that you had no firsthand familiarity with it.

As both Chairman of the Board and CACI's largest individual shareholder with 830,514 shares, my attention is constantly focused on enhancing shareholder value. After all, both my duties of office and my own business interests permit nothing less. The experience of CACI's current Board of Directors makes them superbly qualified to take all appropriate actions to enhance shareholder value, no matter whether this means following our proven plan of building the Company, or if the strategic decision is made, selling it instead.

In contrast, as the enclosure indicates, Parsow's record is one of shortsighted self-interest. You should take special note that in the past, Parsow has twice prevailed upon our Board to make a Greenmail payment to him. The Board steadfastly refused his Greenmail overtures, but agreed in 1993 to propose him as a Director, in part to settle litigation.

Parsow subsequently disposed of most of his CACI investment (more than 800,000 shares) during his term on the Board. His shortsighted plan for CACI and narrow self-interests became so obvious that others on the Board overwhelmingly refused to re-nominate him in 1997.

We look forward to the opportunity to discuss with you our commitment and on-going plans for enhancing shareholder value. CACI's management team and Board know this business, its potential, and its value. We look forward to your support in this election.

Sincerely,

        /s/

J. P. London

[Form of transmittal letter to accompany other filed soliciting materials]

November 3, 1999

___________________________
___________________________
___________________________
___________________________

Re:	CACI Management Team Letter to Shareholders

Dear _____________________,

As you may know, Alan Parsow, a former CACI director and dissident shareholder, has indicated his intent to nominate candidates for election to CACI"s Board of Directors. Parsow claims to be doing this to enhance shareholder value. We disagree with his premise. All of CACI"s management team has signed the enclosed letter to this effect.

As both Chairman of the Board and CACI"s largest individual shareholder with 830,514 shares, my attention is constantly focused on enhancing shareholder value. Both my duties of office and my own business interests permit nothing less.

I believe that anyone interested in truly enhancing shareholder value should strongly support CACI"s slate of Directors. The experience of CACI"s slate makes them superbly qualified to take all appropriate actions to enhance shareholder value, no matter whether this means following our proven plan of building the company, or if the strategic decision is made, selling it instead. I also believe that over the past year this Board had done a remarkable job in both protecting and enhancing CACI shareholder value.

In contrast, as the enclosure indicates, Parsow's record is one of shortsighted self-interest. Please take special note that in the past, Parsow has twice prevailed upon our Board to make a Greenmail payment to him. The Board steadfastly refused his Greenmail overtures, but agreed in 1993 to propose him as a Director, in part to settle litigation.

Parsow subsequently disposed of most of his CACI investment (more than 800,000 shares) during his term on the Board. His shortsighted plan for CACI and narrow self-interests became so obvious that the rest of the Board overwhelmingly refused to re-nominate him in 1997.

We look forward to the opportunity to discuss with you our commitment and on-going plans for enhancing shareholder value. CACI's management team and Board know this business, its potential, and its value. We look forward to your support in this election.

Sincerely,

        /s/

J. P. London